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Exhibit 10.105

AGREEMENT

        THIS AGREEMENT is made and entered into effective as of the 30th day of September 2004, by and among the CITY OF OSCEOLA, IOWA (the "City"), the OSCEOLA WATER WORKS BOARD OF TRUSTEES (the "Water Board"), CLARKE COUNTY DEVELOPMENT CORPORATION ("CCDC"), SOUTHERN IOWA GAMING CO. ("Southern Iowa") and HERBST GAMING, INC. or HGI-LAKESIDE, INC. ("Herbst").

        WHEREAS, CCDC and Southern Iowa are parties to a certain Management and Operation Agreement dated July 15, 1997 (as previously amended, hereafter referred to as the "Management Agreement"); and

        WHEREAS, the City, the Water Board and Southern Iowa are parties to a certain Agreement and Lease dated August 19, 1997 (as previously amended, hereafter referred to as the "Lease"); and

        WHEREAS, Southern Iowa has agreed to sell its operating assets to Herbst, and in connection therewith, Southern Iowa and Herbst have requested that CCDC, the City and the. Water Board consent to the assignment of the Management Agreement and the Lease by Southern Iowa to Herbst; and

        WHEREAS, as a condition to such consents, CCDC, the City and the Water Board have required that Southern Iowa and Herbst enter into and perform their respective obligations under this Agreement.

        NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

        1.    Initial Payment.    In consideration for the execution and delivery of this Agreement by CCDC, the City and the Water Board, and as a condition precedent to such parties' obligations hereunder, and if, and only if, Herbst acquires the assets of Southern Iowa pursuant to the Asset Purchase and Sale Agreement described below, Southern Iowa shall, immediately upon and subject to the later to occur of (a) approval by the Iowa Racing and Gaming Commission ("IRGC") of Herbst (or a Herbst affiliate) as the operator of the excursion gambling boat known as Lakeside Casino Resort (the "Casino"), and (b) closing of the transactions contemplated by that certain Asset Purchase and Sale Agreement dated July 20; 2004, between Southern Iowa and Herbst, pay the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) (the "Initial Payment") to the City. CCDC, the City and the Water Board agree that such amount shall be placed in an escrow fund under the jurisdiction of the City, and to otherwise be administered pursuant to that certain Joint Resolution dated September 2, 2004 adopted by the City, CCDC and the Water Board (which resolution provides, among other things, that such funds shall be "distributed 100% for the purposes described in Iowa Code 99B.7, Subsection 3, paragraph b"—i.e., educational, civic, public, charitable, patriotic or religious uses). The parties expressly agree that if Herbst does not acquire the Casino for any reason, then the Initial Payment shall not be payable hereunder.

        2.    Future Payments.    In addition to the Initial Payment described in Section 1 above, and commencing as of the eighth anniversary of the Initial Payment. and continuing thereafter for so long as either the Management Agreement or the Lease remains in effect, Herbst shall pay to the City One Percent (1%) of Herbst's (or Herbst's affiliates, if a Herbst affiliate is the operator of the Casino) annual adjusted gross receipts from the Casino, with the timing to be as provided for payments to the Treasurer of the State of Iowa in Iowa Code Chapter 99F.11. CCDC, the City and the Water Board agree that such funds shall be placed in the escrow fund described in Section 1 above, and shall otherwise be administered pursuant to that certain Joint Resolution dated September 2, 2004 adopted by the City, CCDC and the Water Board.

        Notwithstanding the preceding paragraph of this Section, the parties acknowledge and agree that Herbst shall be entitled to a credit of up to Fifty Percent (50%) of the amounts otherwise payable under this Section 2 for any expenditures by Herbst (or Herbst's affiliates) for new capital improvements made within Clarke County, Iowa for hotel expansion/renovation, marina improvement, lakeside development, recreational opportunities or other landside development following Herbst's (or Herbst's affiliates) purchase of Southern Iowa's operating assets. Such capital improvements shall specifically exclude gaming devices/equipment, gaming facility or casino floor expansion or renovation, development of a truck stop type facility, and any expenditures for general repairs or maintenance. These credits may begin accruing immediately upon IRGC's approval of Herbst (or a Herbst affiliate) as the operator of the Casino and shall be usable for an indefinite time period. Additional credits shall continue to accrue as eligible capital expenditures are made as provided in this paragraph. Herbst shall provide CCDC, the City and the Board with reasonable documentation verifying such expenditures on an annual basis. Upon request, CCDC, the City or the Water Board may audit Herbst's (and Herbst's affiliates') records relating to such expenditures during normal business hours.

        3.    Consent to Assignments.    Upon, and subject to, receipt of the Initial Payment described in Section 1 above and the execution of the Lease Amendment described in Section 7 below: (i) CCDC, the City and the Water Board shall be automatically deemed to have consented to the assignment of the Management Agreement and the Lease by Southern Iowa to Herbst (or its affiliate); and (ii) CCDC, the City and the Water Board agree to execute such additional documents as may be reasonably requested to confirm such consent.

        4.    Scope.    CCDC, the City and the Water Board acknowledge and agree that the payments and performances required of Southern Iowa and Herbst (or its affiliates) under this Agreement (and under the Management Agreement and the Lease) are in lieu of any other existing statutory rights or remedies as of the date hereof. Such parties further covenant and agree that they are not currently seeking, and have no intention of seeking in the foreseeable future, any statutory change providing additional rights or remedies with respect to the matters that are the subject of this Agreement.

        5.    Cooperation.    CCDC, the City and the Water Board will cooperate with Southern Iowa and Herbst in the process of transferring and assigning Southern Iowa's business assets to Herbst, provided that such parties are not required to expend any sums or incur any liabilities in so cooperating.

        6.    Non-Disparagement.    All parties to this Agreement agree that they shall not disparage any other party to this Agreement.

        7.    Lease Amendment.    Upon and subject to receipt of the Initial Payment described in Section 1 above, the City, the Water Board, Southern Iowa, and Herbst shall enter into a Third Amendment To Agreement And Lease (the "Lease Amendment") in the form attached hereto as EXHIBIT A, the execution and delivery of which is a material inducement to the City and the Water Board to enter into this Agreement.

        8.    Interpretation.    The payments and performances described in this Agreement are in addition to, and not in lieu of, the parties' respective rights, duties and obligations pursuant to the Management Agreement and the Lease. This Agreement and the Management Agreement and Lease represent the parties' entire understanding with respect to the subject matter hereof. All other representations, promises and agreements relating to the subject matter hereof and not embodied herein or therein are superseded hereby and are of no force or effect. This Agreement shall be binding upon the parties hereto and their successors and assigns.

        9.    Agreement Conditioned Upon Herbst Acquisition of Casino.    Notwithstanding any other provision herein, the parties hereto expressly understand and agree that this Agreement is conditioned upon and shall be effective only if Herbst acquired the Casino in accordance with the Asset Purchase and Sale Agreement. If Herbst has not acquired the Casino pursuant to the Asset Purchase Agreement by June 30, 2005, or if the Asset Purchase and Sale Agreement is terminated prior to closing at any time prior to that date, then this Agreement shall be void and of no further force and effect, the parties shall have no further rights or obligations hereunder, the Lease Amendment shall not be effective and the Lease and the Management Agreement shall remain in full force and effect in their forms prior to the execution of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the date first above written.

City of Osceola, Iowa		Osceola Water Works Board of Trustees
By:	/s/ FRED DIEHL	By:	/s/ SIGNATURE ILLEGIBLE

Its:	Mayor of Osceola	Its:	Chairman Water Board

Clarke County Development Corporation
By:	/s/ SIGNATURE ILLEGIBLE

Its:	President

Southern Iowa Gaming Co.
By:	/s/ BRUCE SCHMITTER

Its:	Vice President

Herbst Gaming, Inc. / HGI-Lakeside, Inc.
By:	/s/ EDWARD HERBST

Its:	President

* The signatures above on behalf of the City of Osceola, Iowa and the Osceola Water Works Board of Trustees are subject to and conditioned upon formal approval by such parties' governing bodies.

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  Exhibit 10.105
AGREEMENT